UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia
(State or other jurisdiction of
incorporation or organization)

1-8022	62-1051971
(Commission File No.)	(I.R.S. Employer
Identification No.)

500 Water Street, C900, Jacksonville, FL 32202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(904) 359-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A) is an amendment to the Current Report on Form 8-K of CSX Corporation, dated January 13, 2015 (the “Original Form 8-K”). This Form 8-K/A is being furnished to correct an error on the pie chart on page 10 of Exhibit 99.2, which is corrected by this filing to indicate that the mix of intermodal volume was 57% domestic and 43% international. In addition, the heading of the pie chart is being corrected to state “% of Units” instead of “% of Carloads.” The revised Exhibit 99.2 is being furnished herewith. Except for such correction on page 10, no other changes have been made to the original exhibit or the remainder of the Current Report on Form 8-K.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 13, 2015, CSX Corporation issued a press release and its CSX Quarterly Financial Report on financial and operating results for the quarter ended December 26, 2014. A copy of the press release was attached as Exhibit 99.1 to the Original Form 8-K and a copy of the CSX Quarterly Financial Report, as amended, is attached as Exhibit 99.2, each of which is incorporated by reference herein. These documents are available on the Company's website, www.csx.com.*

The information contained in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, has been “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

ITEM 9.01.    EXHIBITS

(d)    The following exhibits are being furnished herewith:

99.2	CSX Quarterly Financial Report.

*	Internet addresses are provided for informational purposes only and are not intended to be hyperlinks.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By: /s/ DAVID A. BOOR
David A. Boor
Vice President - Tax and Treasurer
Date: January 13, 2015